EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTIONS 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Titan Energy Worldwide, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James J. Fahrner, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934[1]; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: April 26, 2012

/s/ James J. Fahrner

James J. Fahrner

Chief Financial Officer

1As disclosure herein the Company’s Consolidated Financial statements included in this filing have not been audited by an independent accountant with professional standards for conducting such audit. Accordingly, the Company’s is not in compliance with rules and regulation of S-X, Upon completion of an audit of the Company’s Consolidated Financial Statement for the year ended December 31, 2011, we will amend this filing.